UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BigBear.ai Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ADJOURNED SPECIAL MEETING OF STOCKHOLDERS

Special Meeting of Stockholders to be Reconvened on January 22, 2026

On December 30, 2025, BigBear.ai Holdings, Inc. (“BigBear.ai,” the “Company,” “we,” “us,” or “our”) reconvened its special meeting held on December 5, 2025 (the “Special Meeting”) and adjourned from December 19, 2025 in order to consider Proposal 1, the proposed amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 500,000,000 to 1,000,000,000 (“Proposal 1”). This reconvened meeting was further adjourned pursuant to stockholder approval authorizing adjournments to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve Proposal 1.

NOTICE IS HEREBY GIVEN that the Special Meeting has been further adjourned with respect to Proposal 1, and will reconvene on Thursday, January 22, 2026, 3:00 p.m. Eastern Time (the “Reconvened Special Meeting”), solely by means of remote communication at the same meeting location of https://www.cstproxy.com/bigbearai/sms2025.

The sole matter of business before the Reconvened Special Meeting will be Proposal 1. The Company believes that allowing additional time for stockholders to vote is in the interest of stockholders.

The Company will continue to solicit proxies from stockholders with respect to Proposal 1, and electronic voting platforms will remain open until 11:59 p.m. Eastern Time on January 21, 2026. The Board of Directors of the Company recommends that stockholders vote “FOR” Proposal 1. Approval of Proposal 1 would provide the Company with additional equity to, among other things, pursue financing activities, grant compensatory retention awards, establish a strategic relationship with a corporate partner and pursue corporate opportunities in the best interests of the Company and its stockholders. The Record Date for determining stockholders eligible to vote on Proposal 1 remains October 14, 2025.

The Company encourages any eligible stockholder that has not yet voted their shares or provided voting instructions to their broker or other record holders on Proposal 1 to do so promptly. If a stockholder has previously submitted its proxy and does not wish to change its vote with respect to Proposal 1, no further action is required. Stockholders who need help voting their shares may call the Company’s proxy solicitor, Sodali & Co., at: (800) 662-5200 (toll-free) or +1 (203) 658-9400 (outside of North America) or by email at BBAI@info.morrowsodali.com.

YOUR VOTE IS IMPORTANT!

Your vote is important, and we ask that you please vote: “FOR” Proposal 1 to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 500,000,000 to 1,000,000,000.

Proxies previously submitted will be voted at the Reconvened Special Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted and who do not wish to change their vote do not need to take any action.

If you have not voted and are a registered holder, please vote now over the Internet at www.cstproxyvote.com. You can also find additional information on how to vote your shares in the section entitled “Information About the Special Meeting and Voting” beginning on page 1 of the definitive proxy statement, filed on October 17, 2025. You can vote electronically until 11:59 p.m. Eastern Time on January 21, 2026.

If your shares are held through a bank, broker or other holder of record, please follow the instructions you received from such bank, broker or other holder of record for your shares to be voted.

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor, Sodali & Co., at: (800) 662-5200 (toll-free) or +1 (203) 658-9400 (outside of North America) or by email at BBAI@info.morrowsodali.com.

December 30, 2025

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